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                                                                    EXHIBIT 23.2


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

       As independent petroleum engineers, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 on Form S-3 of the references of our Firm and to the information derived from our report dated August 7, 1996, concerning our review of proved oil and gas reserve quantities of Tatham Offshore, Inc. as of June 30, 1996, appearing in Tatham Offshore, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 1996.





                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS


Houston, Texas
October 29, 1996